Exhibit 99.1

Gryphon Gold Announces Proposed C$1,870,000 Private Placement January 22, 2010, Gryphon Gold Corporation (“Gryphon Gold”) (GGN:TSX; GYPH:OTC.BB) announced that it proposes to offer for sale on a private placement basis to accredited investors up to 11,000,000 units (the “Units”) at a price of C$0.17 per unit. Each unit will consist of one share of common stock and one half (½) of a common stock purchase warrant (the “Warrants”). The Warrants will be exercisable for a period of 24 months from date of issue at a price of US$0.25. The terms of the private placement have not yet been accepted by the Toronto Stock Exchange and completion of the private placement is subject to Toronto Stock Exchange approval. Gryphon Gold expects to complete the private placement on or about February 10, 2010.

The net proceeds of the private placement will be used for working capital purposes. Gryphon Gold’s current working capital needs include funds required for the continued development of its Borealis project and for the evaluation of possible business combination, strategic financing and other opportunities, including the announcement of Bolero Resources Corp. made on January 20, 2010 as well as any formal offer actually made.

Up to 17,500,000 shares of common stock will be issued and reserved for issuance as a result of the proposed private placement, including shares issuable upon exercise of the Warrants forming part of the Units and broker warrants which may be issued as compensation (representing 24.9% of the 70.2 million shares of common stock currently outstanding before giving effect to the private placement). The number of shares forming part of the Units (11,000,000) represents 15.7% of the issued shares of common stock outstanding, before giving effect to the private placement.

An insider of Gryphon Gold will be offered the opportunity to subscribe for up to 4.6 million Units, which represents, assuming the exercise of the Warrants forming part of such Units, 9.8% of the common stock outstanding prior to giving effect to the private placement.

Gryphon Gold has not engaged a dealer to act as agent in connection with the private placement. Gryphon will pay a commission (in cash and broker warrants) in respect of certain purchases.

The Toronto Stock Exchange has not approved notice of the private placement and does not accept responsibility for the adequacy or accuracy of this release.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to United States Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.

On Behalf of the Board of Directors of Gryphon Gold Corporation

John L. Key, CEO
Ph: 775 853-8814
jkey@gryphongold.com

Bill Wilson, CFO
Ph: 775 853-8814
bwilson@gryphongold.com

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to completion of the private placement, use of proceeds, plans, projections, estimates and expectations. Such forward-looking statements and forward-looking information reflect our current views and are subject to certain assumptions, including that net proceeds of the private placement will be sufficient to address Gryphon Gold’s current working capital requirements, and certain risks and uncertainties, including the risk that the private placement may not be completed, and those risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on November 13, 2009, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com.